Exhibit 10(10)
                      CONSOLIDATED, AMENDED AND RESTATED
                AIRCRAFT AND ENGINE LOAN AND SECURITY AGREEMENT
                -----------------------------------------------



     THIS CONSOLIDATED, AMENDED AND RESTATED AIRCRAFT AND ENGINE LOAN AND SECURITY AGREEMENT (the "Loan Agreement") made and entered into this 25th day of March, 1996 by and between FINOVA CAPITAL CORPORATION (formerly GREYHOUND FINANCIAL CORPORATION) (the "Lender"), a corporation organized and existing under the laws of the State of Delaware, with its chief executive office and principal place of business at 1850 North Central Avenue, Phoenix, Arizona 85002 and TOWER AIR, INC. (the "Borrower"), a corporation organized and existing under the laws of the State of Delaware, with its chief executive office and principal place of business at Hangar No. 17, John F. Kennedy International Airport, Jamaica, New York 11430. Capitalized terms used herein, unless otherwise defined shall have the meanings ascribed to such terms in Section 1 hereof.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Borrower and the Lender have entered into the Loan Agreement [N604FF], pursuant to which: (a) on or about August 30, 1988, the Lender made a loan in the amount of $12,000,000.00 (the "N604FF Aircraft Loan") to the Borrower to enable the Borrower to acquire Aircraft [N604FF] and (b) on or about October 1, 1990, the Lender made a loan in the amount of $1,750,000.00 (the "662443 Engine Loan") to enable Borrower to acquire Spare Engine [662443];

     WHEREAS, in connection with the N604FF Aircraft Loan, the Borrower issued Note [N604FF] to the Lender and the Borrower granted to the Lender a first priority security interest in Aircraft [N604FF] pursuant to Aircraft Mortgage [N604FF] to secure, among other things, the obligations of the Borrower under Loan Agreement [N604FF] and Note [Aircraft N604FF];

     WHEREAS, in connection with the 662443 Engine Loan, the Borrower issued the Note [Engine 662443] and the Borrower granted to the Lender a first priority security interest in Spare Engine [662443] pursuant to Engine Mortgage [662443] to secure, among other things, the obligations of the Borrower under Note [Engine 662443];

     WHEREAS, the Borrower and the Lender have entered into that certain Aircraft Loan and Security Agreement dated as of August 28, 1990, as amended by that certain First Amendment to Loan And Security Agreement dated as of February 27, 1991 and as further amended by that certain Second Amendment to Aircraft Loan And Security

Agreement dated as of July 31, 1991 (collectively, "Loan Agreement [662962]") pursuant to which, on or about August 28, 1990, the Lender made a loan in the amount of $8,000,000.00. (the "662962 Engine Loan") to the Borrower to enable the Borrower to acquire Engine [662962] and one Pratt & Whitney model JT9D-7A engine bearing manufacturer's serial number P662864 (which engine subsequently suffered an Event of Loss) ("Engine [662864]", and together with Engine [662962], "Engines [662962/662864]") ;

     WHEREAS, in connection with the 662962 Engine Loan, the Borrower issued a Promissory Note dated August 28, 1990 in the principal amount of $8,000,000.00 ("Note [Engine 662962]") to the Lender and the Borrower granted to the Lender:
(a) a first priority security interest in the Engines [662962/662862] pursuant to Engine Mortgage [662962] to secure, among other things, the obligations of the Borrower under Loan Agreement [N604FF], Note [N604FF] and Note [Engine 662962] and (b) a second priority security interest in Aircraft [N604FF] to secure, among other things, the obligations of the Borrower under Note [Engine 662962];

     WHEREAS, on or prior to December 31, 1995, the Borrower paid all amounts outstanding under Note [Engine 662962];

      WHEREAS, the Borrower and the Lender have entered into the Loan Agreement [N603FF], pursuant to which: (a) on or about November 7, 1991, the Lender made a loan in the amount of $12,000,000.00 (the "N603FF Aircraft Loan") to the Borrower to enable the Borrower to acquire Aircraft [N603FF]; (b) on or about March 20, 1992, the Lender made a loan in the amount of $4,000,000.00 (the "662804 Engine Loan") to enable the Borrower to acquire Engines [662804/662821/662787/663034]; and (c) on or about March 20, 1992, the Lender made a loan in the amount of $2,000,000.00 (the "N603FF General Loan") to the Borrower for general corporate purposes;

     WHEREAS, in connection with the N603FF Aircraft Loan, the 662804 Engine Loan and the N603FF General Loan, the Borrower issued Note [Aircraft N603FF], Note [Engine 662804] and Note [General N603FF] to the Lender and the Borrower granted to the Lender: (a) a first priority security interest in Aircraft [N603FF] pursuant to Aircraft Mortgage [N603FF] and a first priority security interest in Engines [662804/662821/662787/663034] pursuant to Engine Mortgage [662804], each to secure, among other things, the obligations of the Borrower under Loan Agreement [N603FF], Note [Aircraft N603FF], Note [Engine 662804], Note [General N603FF], Loan Agreement [N604FF], Note [Aircraft N604FF] and Note [Engine 662962]; (b) a second priority security interest in Engines [662962/662864] pursuant to the Second Priority Engine Mortgage [662962] to secure, among other things, the obligations of the Borrower under Loan Agreement [N603FF], Note [Aircraft N603FF], Note [Engine

662962] and Note [General N603FF] and (c) a third priority security interest in Aircraft [N604FF] pursuant to the Third Priority Aircraft Mortgage [N604FF] to secure, among other things, the obligations of the Borrower under Loan Agreement [N603FF], Note [Aircraft N603FF], Note [Engine 662804] and Note [General N603FF];

      WHEREAS, the Borrower and the Lender have entered into the Aircraft Loan and Security Agreement dated May 28, 1993 (the "Original N602FF Loan Agreement"), pursuant to which the Lender made a loan in the amount of $13,500,000.00 (the "Original N602FF Aircraft Loan") to the Borrower to enable the Borrower to acquire Aircraft [N602FF];

     WHEREAS, in connection with the Original N602FF Aircraft Loan, the Borrower issued a Promissory Note dated May 28, 1993 (the "Original Note [Aircraft N602FF]") to the Lender and the Borrower granted to the Lender: (a) a first priority security interest in Aircraft [N602FF] pursuant to Aircraft Mortgage [N602FF], to secure, among other things, the obligations of the Borrower under Original Loan Agreement [N602FF], Original Note [Aircraft N602FF], Loan Agreement [N603FF], Note [Aircraft N603FF], Note [Engine 662804], Note [General N603FF], Loan Agreement [N604FF], Note [Aircraft N604FF] and Note [Engine 662962]; (b) a second priority security interest in Aircraft [N603FF] pursuant to Second Priority Aircraft Mortgage [N603FF], to secure, among other things, the obligations of the Borrower under Original Loan Agreement [N602FF] and Original Note [Aircraft N602FF]; (c) a second priority security interest in Engines [662804/662821/662787/663034] pursuant to Second Priority Engine Mortgage [662804], to secure, among other things, the obligations of the Borrower under Original Loan Agreement [N602FF] and Original Note [Aircraft N602FF]; (d) a third priority security interest in Engines [662962/662864] pursuant to the Third Priority Engine Mortgage [662962] to secure, among other things, the obligations of the Borrower under Original Loan Agreement [N602FF] and Original Note [Aircraft N602FF] and (e) a fourth priority security interest in Aircraft [N604FF] pursuant to the Fourth Priority Aircraft Mortgage dated
May 28, 1993 between the Borrower and the Lender to secure, among other things, the obligations of the Borrower under Original Loan Agreement [N602FF] and Original Note [N602FF];

     WHEREAS, on or about January 7, 1994, the Borrower prepaid the amounts due and owing to the Lender under the Original Loan Agreement [N602FF] and the Original Note [N602FF];

      WHEREAS, the Borrower and the Lender have entered into the Loan Agreement [N602FF], pursuant to which, on or about February 15, 1995, the Lender made a loan in the amount of $12,000,000.00 (the "N602FF Aircraft Loan") to the Borrower to enable the Borrower to refinance Aircraft [N602FF];

     WHEREAS, in connection with the N602FF Aircraft Loan, the Borrower issued a Promissory Note dated February 15, 1995 (the "Note [Aircraft N602FF]") to the Lender and the Borrower granted to the Lender: (a) a first priority security interest in Aircraft [N602FF] pursuant to Aircraft Mortgage [N602FF], to secure, among other things, the obligations of the Borrower under Loan Agreement [N602FF], Note [Aircraft N602FF], Loan Agreement [N603FF], Note [Aircraft N603FF], Note [Engine 662804], Note [General N603FF], Loan Agreement [N604FF], Note [Aircraft N604FF] and Note [Engine 662962]; (b) a third priority security interest in Aircraft [N603FF] pursuant to Third Priority Aircraft Mortgage [N603FF], to secure, among other things, the obligations of the Borrower under Loan Agreement [N602FF] and Note [Aircraft N602FF]; (c) a third priority security interest in Engines [662804/662821/662787/663034] pursuant to Third Priority Aircraft Engine [662804], to secure, among other things, the obligations of the Borrower under Loan Agreement [N602FF] and Note [Aircraft N602FF]; (d) a fourth priority security interest in Engines [662962/662864] pursuant to the Fourth Priority Engine Mortgage [662962] to secure, among other things, the obligations of the Borrower under Loan Agreement [N602FF] and Note [Aircraft N602FF] and (e) a fourth priority security interest in Aircraft [N604FF] pursuant to the Fourth Priority Aircraft Mortgage [N604FF] to secure, among other things, the obligations of the Borrower under Loan Agreement [N602FF] and Note [N602FF];

      WHEREAS, the Borrower and the Lender have entered into Loan Agreement [N613FF/N617FF], pursuant to which, among other things, the Lender made a loan in the amount of $20,000,000.00 (the "N613FF/N617FF Aircraft Loan", and together with the N604FF Aircraft Loan, 662443 Engine Loan, the N603FF Loan, the 662804 Engine Loan, the N603FF General Loan and the N602FF Aircraft Loan" being hereinafter collectively referred to as the "Existing Loans") to the Borrower for working capital purposes;

     WHEREAS, in connection with the N613FF/N617FF Aircraft Loan, the Borrower issued a Note [Aircraft N613FF/N617FF] to the Lender and the Borrower granted to the Lender a first priority security interest in Aircraft [N613FF] and Aircraft [N617FF] pursuant to Aircraft Mortgage [N613/N617FF], to secure, among other things, the obligations of the Borrower under Loan Agreement [N613FF/N617FF], Note [Aircraft N613FF/N617FF], Loan Agreement [N602FF], Note [Aircraft N602FF], Loan Agreement [N603FF], Note [Aircraft N603FF], Note [Engine 662804], Note [General N603FF], Loan Agreement [N604FF], Note [Aircraft N604FF] and Note [Engine 662962];

     WHEREAS, the Borrower desires to borrow from Lender an additional $17,000,000.00; and

     WHEREAS, the Borrower and the Lender desire to consolidate the obligations under the existing Loan Documents;

     NOW THEREFORE, the undersigned hereto agree as follows:

     1.    DEFINITIONS.
           -----------

           1.1 Each of the following terms shall have the respective meaning ascribed to it in this Paragraph 1.1 (where the context so permits, the definition of each term used herein shall be equally applicable to the singular and plural forms thereof):

           Act: shall mean 49 United States Code Section 40101 et seq., as amended or supplemented from time to time.

           Agreed Value: shall mean, in the case of a Total Loss of any of the Aircraft or any of the Engines, the lesser of: (i) 100% of the insurance proceeds payable in connection with such Total Loss or (ii) the amount that will reduce the principal balance of the Loan such that the loan to value ratio after such principal reduction will equal the Lender's most recent calculation of the loan to value ratio prior to the occurrence of such Total Loss. The calculation of the loan to value ratio after the occurrence of a Total Loss shall be based on an internal appraisal prepared by the Lender of all of the existing Aircraft and Engines; provided, however, that to the extent the Borrower objects to the Lender's appraisal of the collateral value, the Borrower and the Lender shall mutually select an independent appraiser who shall provide an appraisal of all of the existing Aircraft and Engines. Such independent appraisal shall be binding on the Lender and shall be used by the Lender to calculate the Agreed Value. The cost of obtaining the independent appraisal shall be for the account of the Borrower.

           Aircraft: collectively, Aircraft [N602FF], Aircraft [N603FF], Aircraft [N604FF], Aircraft [N613FF], Aircraft [N617FF], Aircraft [N619FF] and Aircraft [N620FF].

           Aircraft [N602FF]: that certain Boeing passenger Aircraft Model 747-124, bearing FAA Registration No. N602FF and Manufacturer's Serial No. 19734, together with two (2) Pratt & Whitney Engines Model JT9D-7A, bearing Manufacturer's Serial Nos. P662280CN and P662923CN and two (2) Pratt & Whitney Engines Model JT9D-7, bearing Manufacturer's Serial Nos. P662890 and P662938, together with any and all attachments, accessories, improvements and betterments thereto and replacements thereof and all general intangibles and contract rights, including, but not limited to, all rents, issues, proceeds, insurance proceeds, properties, revenues and other income in respect of the such aircraft and engines.

           Aircraft [N603FF]: that certain Boeing passenger Aircraft Model 747-130, bearing FAA Registration No. N603FF and Manufacturer's Serial No. 19746, together with four (4) installed Pratt & Whitney Model JT9D-7A Engines, bearing Manufacturer's Serial Nos. P662756, 662711, 662934 (which engine replaced one Pratt & Whitney Model JT9D-7A engine bearing Manufacturer's Serial No. P662664) and 662616, together with any and all attachments, accessories, improvements and betterments thereto and replacements thereof and all general intangibles and contract rights, including, but not limited to, all rents, issues, proceeds, insurance proceeds, properties, revenues and other income in respect of the Aircraft.

           Aircraft [N604FF]: that certain Boeing passenger Model Aircraft 747-121, bearing FAA Registration No. N604FF (formerly N755PA) and Manufacturer's Serial No. 19659, together with three (3) installed Pratt & Whitney Model JT9D-7A Engines, bearing Manufacturer's Serial Nos. P662561, P685674 (which engine replaced one Pratt & Whitney Model JT9D-7A engine bearing Manufacturer's Serial No. P662543B) and 662387, and Spare Engine [662443] (which engine replaced one (1) Pratt & Whitney Model JT9D-7A Engine bearing Manufacturer's Serial No. P662310B, together with any and all attachments, accessories, improvements and betterments thereto and replacements thereof and all general intangibles and contract rights, including, but not limited to, all rents, issues, proceeds, insurance proceeds, properties, revenues and other income in respect of such aircraft and engines.

           Aircraft [N613FF]: that certain Boeing cargo Aircraft Model 747-100, bearing FAA Registration No. N613FF and Manufacturer's Serial Number 19647, together with four Pratt & Whitney Engines Model JT9D-7, bearing Manufacturer's Serial Nos: 662417, 662598, 685945 and 662574, together with any and all attachments, accessories, improvements and betterments thereto and replacements thereof and all general intangibles and contract rights, including, but not limited to, all rents, issues, proceeds, insurance proceeds, properties, revenues and other income in respect of such aircraft and engines.

           Aircraft [N617FF]: that certain Boeing cargo Aircraft Model 747-100, bearing FAA Registration No. N617FF and Manufacturer's Serial Number 19650, together with four Pratt & Whitney Engines Model JT9D-7, bearing Manufacturer's Serial Nos: 685714, 662362, 663029 and 662867, together with any and all attachments, accessories, improvements and betterments thereto and replacements thereof and all general intangibles and contract rights, including, but not limited to, all rents, issues, proceeds, insurance proceeds, properties, revenues and other income in respect of such aircraft and engines.

           Aircraft [N619FF]: that certain Boeing passenger Aircraft Model 747-200, bearing FAA Registration No. N504DC (to be changed to N619FF) and Manufacturer's Serial Number 21316, together with four Pratt & Whitney Engines Model JT9D-7J, bearing Manufacturer's Serial Nos. 685708, 662440, 662995, and 662748 together with any and all attachments, accessories, improvements and betterments thereto and replacements thereof and all general intangibles and contract rights, including, but not limited to, all rents, issues, proceeds, insurance proceeds, properties, revenues and other income in respect of such aircraft and engines.

           Aircraft [N620FF]: that certain Boeing passenger Aircraft Model 747-200, bearing FAA Registration No. N511P (to be changed to N620FF) and

Manufacturer's Serial Number 21162, together with four Pratt & Whitney Engines Model JT9D-7J, bearing Manufacturer's Serial Nos. 685725, 689452, 689573, and 689569 together with any and all attachments, accessories, improvements and betterments thereto and replacements thereof and all general intangibles and contract rights, including, but not limited to, all rents, issues, proceeds, insurance proceeds, properties, revenues and other income in respect of such aircraft and engines.

           Aircraft Engines: each of the engines referred to in the definition of any Aircraft.

           Aircraft Mortgage [N602FF]: that certain Aircraft Mortgage dated February 15, 1995 by the Borrower for the benefit of the Lender, as amended by that certain First Amendment to Aircraft Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender.

           Aircraft Mortgage [N603FF]: that certain Aircraft Mortgage dated as of November 7, 1991 by Borrower for the benefit of the Lender, as supplemented by that certain Supplemental Aircraft Mortgage dated as of June 13, 1995 by the Borrower, and as further amended by that certain First Amendment to Aircraft Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender.

           Aircraft Mortgage [N604FF]: collectively, (a) that certain Aircraft Mortgage, dated August 30, 1988, by the Borrower for the benefit of the Lender, as amended by that certain First Amendment to Aircraft Mortgage, dated as of July 31, 1991, by the Borrower for the benefit of the Lender, as supplemented by that certain Supplemental Aircraft Mortgage, dated as of June 13, 1995, by the Borrower for the benefit of the Mortgagor, and as further amended by that certain Second Amendment to Aircraft Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender and (b) that certain Aircraft Engine Mortgage dated October 1, 1990 between the Borrower and the Lender, as amended by that certain First Amendment to Aircraft Engine Mortgage dated as of July 31, 1991 between the Borrower and the Lender.

           Aircraft Mortgage [N613FF/N617FF]: that certain Aircraft Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender.

           Arizona Courts: defined in Paragraph 10.14(a) hereof.

           Borrower: above defined.

           Business Day: any day other than Saturday, Sunday or other day on which commercial lenders in Phoenix, Arizona or New York, New York are required or permitted to close under the laws of the States of Arizona and New York, respectively.

           Certificate of Resolutions: that certain certificate of resolutions of the board of directors of the Borrower to be delivered by the Borrower to the Lender in form and substance satisfactory to the Lender.

           Documents: collectively, this Loan Agreement, the Mortgage, the Note the Letter Agreements and the documents, instruments and agreements referred to herein and therein and to be executed and delivered in connection herewith and therewith.

           Due Date(s): defined in the Note.

           Engines: collectively, Engines [662804/662821/662787/663034] and
Engine [662962].

           Engines [662804/662821/662787/663034]: Three (3) Pratt & Whitney
Model JT9D-3A engines bearing Manufacturer's Serial Nos. P662804, P662787, P662821 and one (1) Pratt and Whitney Model JT9D-7A engine bearing Manufacturer's Serial No. P663034 (which engine replaced one Pratt & Whitney Model JT9D-3A Engine bearing Manufacturer's Serial No. 662519, together with any and all attachments, accessories, improvements and betterments thereto and replacements thereof and all general intangibles and contract rights, including, but not limited to, all rights, issues, proceeds, insurance proceeds, properties, revenues and other income in respect of such engines.

           Engine [662962]: one (1) Pratt & Whitney Model JT9D-7A engine bearing Manufacturer's Serial No.P662962CN, together with any and all attachments, accessories, improvements and betterments thereto and replacements thereof and all general intangibles and contract rights, including, but not limited to, all rights, issues, proceeds, insurance proceeds, properties, revenues and other income in respect of such engines.

           Engine Mortgage [662804]: that certain Purchase Money Aircraft Engine Mortgage dated March 20, 1992 by the Borrower for the benefit of the Lender, as supplemented by that certain Supplemental Aircraft Mortgage dated as of December 30, 1994 by the Borrower for the benefit of the Lender, and as amended by that certain First Amendment to Purchase Money Aircraft Engine Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender.

           Engine Mortgage [662962]: that certain Aircraft Engine Mortgage dated August 28, 1990 between the Borrower and the Lender, as amended by the First Amendment to Aircraft Engine Mortgage dated as of July 31, 1991 between the Borrower and the Lender and as further amended by the Second Amendment to Aircraft Engine Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender.

           Event of Default: defined in paragraph 8.1 hereof.

           Existing Loan Agreements: collectively, Loan Agreement [N602FF], Loan Agreement [N603FF], Loan Agreement [N604FF], Loan Agreement [N613FF/N617FF].

           Existing Loan Amount: the amount set forth in pexaragraph 2.1 hereof.

           Existing Loan Documents: collectively, Loan Documexit ents [N602FF], Loan

Documents [N603FF], Loan Documents [N604FF], Loan Documents [N613FF/N617FF] First Loan Documents [N602FF] and Loan Documents [662962].

           FAA: the Federal Aviation Administration, or any successor or substituted governmental authority at the time having jurisdiction over the use, operation, maintenance and perfection of security interests in the Engines and the Aircraft.

           First Loan Documents [N602FF]: collectively, the Second Priority Aircraft Mortgage [N603FF], Second Priority Engine Mortgage [662804] and Third Priority Engine Mortgage [662962].

           Fourth Priority Aircraft Mortgage [N604FF]: that certain Fourth Priority Aircraft Mortgage dated February 15, 1995 between the Borrower and the Lender, as amended by that certain First Amendment to Fourth Priority Aircraft Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender.

           Fourth Priority Engine Mortgage [662962]: that certain Fourth Priority Aircraft Engine Mortgage dated February 15, 1995 by the Borrower for the benefit of the Lender, as amended by that certain First Amendment to Fourth Priority Aircraft Engine Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender.

           Funding Date: the date to be agreed upon by the Borrower and the Lender and which shall occur subsequent to the fulfillment of all applicable conditions precedent set forth in Section 9 hereof, upon which date that portion of the Loan equal to the New Loan Amount shall be advanced (provided that such date shall not be later than March 26, 1996) and the Existing Loans shall be consolidated and the obligations of the Borrower under the Existing Loan Agreements shall be consolidated, amended and restated in accordance with paragraph 2 hereof.

           GAAP: means generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which Borrower's independent certified public accountants concur), applied both to classification of items and amounts.

           Impositions: sales, use, excise, gross receipts, value added, personal property, stamp, documentary taxes, ad valorem taxes, license fees, registration fees, assessments, fines, penalties and similar charges imposed on the Engines and all other taxes of whatsoever kind (except federal or state income taxes) imposed upon the Lender with respect to either Aircraft, the Documents, the transactions contemplated by the Documents, the Installments and any other payments of whatsoever kind made under the Documents.

     Indemnitees:  defined in Paragraph 6.12 hereof.

     Installments:  defined in the Note.

     Lender:  above defined.

     Letter Agreement: the letter agreement dated the Funding Date relating to the repair of certain Aircraft Engines.

     Loan: USD 50,200,000.00, consisting of the Existing Loan Amount and the New Loan Amount.

     Loan Agreement:  above defined.

     Loan Agreement [N602FF] : that certain Aircraft Loan and Security Agreement, dated as of February 15, 1995, by and between the Borrower and the Lender, as amended by that certain First Amendment to Aircraft Loan and Security Agreement, dated January 30, 1996, by and between the Borrower and the Lender.

     Loan Agreement [N603FF]: that certain Aircraft and Engine Loan and Security Agreement, dated as of November 5, 1991, by and between the Borrower and the Lender, as amended by that certain First Amendment to Aircraft and Engine Loan and Security Agreement, dated as of May 28, 1993, by and between the Borrower and the Lender, as further amended by that certain Second Amendment to Aircraft and Engine Loan and Security Agreement, dated February 15, 1995, by and between the Borrower and the Lender, and as further amended by that certain Third Amendment to Aircraft and Engine Loan and Security Agreement, dated January 30, 1996, by and between the Borrower and the Lender.

     Loan Agreement [N604FF]: that certain Aircraft Loan and Security Agreement, dated as of August 30, 1988, by and between the Borrower and the Lender, as amended by that certain First Amendment to Aircraft Loan and Security Agreement, dated as of August 28, 1990, by and between the Borrower and the Lender, as further amended by that certain Second Amendment to Aircraft Loan and Security Agreement, dated as of October 1, 1990, by and between the Borrower and the Lender, as further amended by that certain Third Amendment to Aircraft Loan and Security Agreement, dated as of July 31, 1991, by and between the Borrower and the Lender, as further amended by that certain Fourth Amendment to Aircraft Loan and Security Agreement, dated as of November 5, 1991, by and between the Borrower and the Lender, as further amended by that certain Fifth Amendment to Aircraft Loan and Security Agreement, dated as of May 28, 1993, by and between the Borrower and the Lender, as further amended by that certain Sixth Amendment to Aircraft Loan and Security Agreement, dated February 15, 1995, by and between the Borrower and the Lender, and as further amended by that certain Seventh Amendment to Aircraft Loan and Security Agreement, dated January 30, 1996, between the Borrower and the Lender.

     Loan Agreement [N613FF/N617FF]: that certain Aircraft Loan and Security Agreement, dated January 26, 1996, by and between the Borrower and the Lender.

     Loan Documents [N602FF]: collectively, Loan Agreement [N602FF], Note [Aircraft N602FF], Third Priority Aircraft Mortgage [N603FF], the Third Priority Engine Mortgage [662804], Fourth Priority Aircraft Mortgage [N604FF] and the Fourth Priority Engine Mortgage [662962].

     Loan Documents [N603FF]: collectively, Loan Agreement [N603FF], Note [Aircraft N603FF], Note [Engine 662804], Note [General N603FF], Aircraft Mortgage [N603FF], Engine Mortgage [N603FF], Engine Mortgage [662804], Second Priority Engine Mortgage [662962] and Third Priority Aircraft Mortgage [N604FF].

     Loan Documents [N604FF]: collectively, Loan Agreement [N604FF], Note [Aircraft N604FF], Note [Engine 662443], Aircraft Mortgage [N604FF].

     Loan Documents [N613FF/N617FF]: collectively, Loan Agreement
[N613FF/N617FF], Note [Aircraft N613FF/N617FF] and Aircraft Mortgage [N613FF/N617FF].

     Loan Documents [662962]: collectively, Engine Mortgage [662962] and Second Priority Aircraft Mortgage [N604FF].

     Mortgage: that certain Consolidated, Amended and Restated Aircraft and Engine Mortgage to be made by the Borrower on the Aircraft and the Engines to and for the benefit of the Lender in form and substance satisfactory to the Lender.

     New Loan Amount:  USD 16,791,352.44.

     Note: that certain Consolidated, Amended and Restated Promissory Note to be made and delivered by the Borrower to the Lender on the Funding Date in the principal amount of the Loan in form and substance satisfactory to the Lender.

     Note [Aircraft N602FF]: that certain Promissory Note dated February 15, 1995 issued by the Borrower in the principal amount of USD 12,000,000.00.

     Note [Aircraft N603FF]: that certain Promissory Note [Aircraft] dated November 7, 1991 issued by the Borrower in the principal amount of USD 12,000,000.00.

     Note [Aircraft N603FF General]: that certain Promissory Note [General] dated March 20, 1992 issued by the Borrower in the principal amount of USD 2,000,000.00

     Note [Aircraft N604FF]: that Certain Promissory Note dated August 30, 1988 issued by the Borrower in the principal amount of USD 12,000,000.00.

     Note [Aircraft N613FF/N617FF]: that certain Promissory Note Dated January 30, 1996 issued by the Borrower in the principal amount of USD 20,000,000.00.

     Note [Engine 662443]: that certain Amended and Restated Supplemental Promissory Note dated October 1, 1990 issued by the Borrower in the principal amount of USD 1,750,000.00.

     Note [Engine 662804]: that certain Promissory Note [Engines] dated March 20, 1992 issued by the Borrower in the principal amount of USD 4,000,000.00

     Obligations: each and every obligation, duty, covenant, undertaking and promise of the Borrower now existing or hereafter arising under the Documents.

     Officer's Certificate: that certain certificate to be signed on the Funding Date by (i) the President or Vice President and (ii) the Treasurer or Secretary of the Borrower, in form and substance satisfactory to the Lender.

     Opinion(s) of Counsel: those opinion(s) to be made and delivered on the Funding Date by legal counsel (including, without limitation, legal counsel to the Borrower and special FAA counsel), in form and substance satisfactory to the Lender.

     Overdue Rate: a rate of interest per annum equal to the Interest Rate plus 2%.

     Second Priority Aircraft Mortgage [N603FF]: that certain Second Priority Aircraft Mortgage dated May 28, 1993 by the Borrower for the benefit of the Lender, as supplemented by Supplemental Aircraft Mortgage dated as of June 13, 1995 by the Borrower for the benefit of the Lender, as amended by that certain First Amendment to Second Priority Aircraft Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender.

     Second Priority Aircraft Mortgage [N604FF]: that certain Second Priority Aircraft Mortgage dated August 28, 1990 by the Borrower for the benefit of the Lender, as supplemented by that certain Supplemental Second Priority Aircraft Mortgage dated October 1, 1990 by the Borrower for the benefit of the Lender, as amended by that certain First Amendment to Second Priority Aircraft Mortgage dated as of July 31, 1991 by and between the Borrower and the Lender, as further supplemented by that certain supplemental Aircraft Mortgage dated as of June 13, 1995 by the Borrower for the benefit of the Lender, and as further amended by that certain Second Amendment to Second Priority Aircraft Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender.

     Second Priority Engine Mortgage [662804]: that certain Second Priority Aircraft Engine Mortgage dated May 28, 1993 by the Borrower for the benefit of the Lender, as amended by that certain First Amendment to Second Priority Aircraft Engine Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender.

     Second Priority Engine Mortgage [662962]: that certain Second Priority Aircraft Engine Mortgage dated November 7, 1991 by the Borrower for the benefit of the Lender, as amended by that certain First Amendment to Second Priority Aircraft Engine Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender.

     Security Interest: an interest, charge, lien, encumbrance, security interest and claim in and to any Aircraft or any Engine, securing the payment and performance of the Obligations.

     Spare Engine [662443]: One (1) Pratt & Whitney JT9D-7A Engine bearing Manufacturer's Serial No. P662443.

     Term: that period of time commencing on the Funding Day to and including the date 60 months thereafter or, if earlier, the date on which the Obligations are fully and completely paid and performed, as the case may be.


     Third Priority Aircraft Mortgage [N603FF]: that certain Third Priority Aircraft Mortgage dated February 15, 1995 by the Borrower for the benefit of the Lender, as amended by that certain First Amendment to Third Priority Aircraft Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender.

     Third Priority Aircraft Mortgage [N604FF]: that certain Third Priority Aircraft Mortgage dated November 7, 1991 by the Borrower for the benefit of the Lender, as supplemented by that certain Supplemental Aircraft Mortgage dated as of June 13, 1995 by the Borrower for the benefit of the Lender and as amended by that certain First Amendment to Third Priority Aircraft Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender.

     Third Priority Engine Mortgage [662804]: that certain Third Priority Aircraft Engine Mortgage dated February 15, 1995 by the Borrower for the benefit of the Lender, as amended by that certain First Amendment to Third Priority Aircraft Engine Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender.

     Third Priority Engine Mortgage [662962]: that certain Third Priority Aircraft Engine Mortgage dated May 28, 1993 by the Borrower for the benefit of the Lender, as amended by that certain First Amendment to Third Priority Aircraft Engine Mortgage dated January 30, 1996 by the Borrower for the benefit of the Lender.

     Total Loss: (i) extensive damage to or destruction of any Aircraft, any Aircraft Engine or any Engine if repair cannot be made or if permanently rendered unfit for normal use for any reason whatsoever; or (ii) condemnation, requisition of title or use, confiscation, appropriation, nationalization or deprivation, de facto or de jure, by exercise of the power of eminent domain or
             -- -----    -- ----
by any governmental body, or otherwise, which continues uninterrupted for a period in excess of 60 days; provided, however, that at all times during said 60 day period, no other Event of Default has occurred hereunder and the insurance required to be provided by the Borrower pursuant to the terms hereof shall not be adversely affected by the occurrence of any of the events set forth in this clause (ii); or (iii) theft and such property is unrecovered for an uninterrupted period in excess of 60 days; or (iv) prohibition of use in the ordinary course of the business of passenger air transportation or grounding as a result of a rule, regulation, order, directive or other action by the governmental authority (including, without limitation, legislative, executive, administrative or judicial bodies) having jurisdiction, which prohibition of use or grounding continues uninterrupted for a period in excess of 90 days, provided, however, that in the event the Borrower has undertaken and is pursuing in a diligent manner those actions necessary to remove such prohibition of use or grounding, then in such event, same will not constitute a Total Loss (assuming no Event of Default has occurred) unless such prohibition of use or grounding continues uninterrupted for a period in excess of 180 days. Notwithstanding anything set forth in this clause (iv) to the contrary, if a prohibition of use or grounding of an Aircraft occurs due to a prohibition of use or grounding of all aircraft of the same make and model as such Aircraft then, in such event, a Total Loss shall not be deemed to have occurred provided, however, that no Event of Default has occurred or with notice or passage of time would occur, that the insurance required to be provided pursuant hereto shall not be adversely affected and, in all events, such prohibition of use or grounding does not continue uninterrupted for a period in excess of 120 days from the commencement of the prohibition or grounding, unless the Borrower has undertaken and is pursuing, in a diligent manner, those actions necessary to remove such prohibition of use or grounding provided, that in all events, such prohibition of use or grounding does not continue uninterrupted for a period in excess of 270 days from the commencement date of the prohibition or grounding. With respect to any period of time set forth in this clause (iv) as to when a Total Loss shall be deemed to have occurred, the Borrower agrees that in the event the Borrower has entered into any loan or leasing agreement with respect to any other aircraft or engines, as the case may be, owned or leased by the Borrower and which provides with respect to the events mentioned in this clause (iv) for a shorter period of time to have passed before a Total Loss will be deemed to have occurred, then, in such event, the Borrower agrees that such shorter period of time shall apply with respect to this Loan Agreement as to when a Total Loss shall be deemed to have occurred. A Total Loss with respect to an Airframe shall be deemed a Total Loss with respect to the related Aircraft.

     Unpaid Amount: the stipulated sum of money equal to the aggregate of: (i) the outstanding principal balance of the Loan as of the day the "Unpaid Amount" is declared due and payable; plus (ii) all accrued and unpaid interest as of the day the "Unpaid Amount" is declared due and payable; plus (iii) all other sums of whatever nature due and unpaid as of the day the "Unpaid Amount" is declared due and payable; plus (iv) interest at the Overdue Rate on those amounts set forth in clauses (i), (ii) and (iii), commencing on the day the "Unpaid Amount" is declared due and payable to and including the day(s) of payment thereof in full.

     USD:  lawful currency of the United States of America.

     1.2 It is the intention of the parties hereto to use herein such definitions, descriptions and terms for and specifications of the Aircraft as are necessary and/or desirable in accordance with the practice and procedure of any governmental entity having jurisdiction to record and/or file mortgages on the Aircraft and in order to accomplish such goal the parties hereto agree that should redefinition and/or redescription of the terms for and specifications of the Aircraft from time to time be necessary and/or desirable to facilitate such recordation and/or filing, the parties hereto shall make such redefinition and/or redescription of the terms for and specifications of the Aircraft as shall be necessary and/or desirable together with such re-filings, re-recordations and/or new or additional filings as shall be necessary and/or desirable to protect and preserve the interest of the Lender hereunder; provided, however, that such redefinition and/or redescription of the terms for and specifications of the Aircraft and/or such re-filings, re-recordations and/or new or additional filings shall not in any manner whatsoever change or alter the respective and substantive powers, privileges, remedies and rights of the parties hereto.


     2.  CONSOLIDATION OF EXISTING LOANS
         -------------------------------

     2.1 On and as of the date hereof the principal amount outstanding and the accrued interest related thereto for the Existing Loan Documents is as set forth below:

                                                               Accrued
                                    Principal                  Interest
                                 ---------------              ----------
Loan Documents [N604FF]           $   586,993.93              $  4,280.21
Loan Documents [N603FF]           $   867,725.29              $  6,176.48
Loan Documents [N602FF]           $12,000,000.00              $ 85,416.64
Loan Documents [N619FF/N620FF]    $19,736,462.78              $128,698.19
                                  --------------              -----------
                                  $33,191,182.00              $224,571.52

     2.2 On and after the Funding Day, the Existing Loans and the obligations of the Borrower with respect thereto shall be consolidated into the Loan and the terms and conditions of the Existing Loan Agreements shall be consolidated, amended and restated as set forth herein. This Loan Agreement hereby supersedes all of the terms and conditions of the Existing Loan Agreements.

     3.   NEW LOAN AND NOTE.
          -----------------

          3.1 (a) The Lender hereby agrees to lend to the Borrower and the Borrower hereby agrees to borrow from the Lender the New Loan Amount in accordance with the terms and conditions of this Loan Agreement.

               (b) That portion of the Loan equal to the New Loan Amount shall be used to replenish working capital.

          3.2 On the Funding Date the Lender shall the New Loan Amount directly to Borrower, and the disbursement thereof shall be evidenced and secured by the execution and delivery by the Borrower on or prior to the Funding Date to the Lender of the Documents as set forth in this Loan Agreement. The Loan shall be disbursed in such a manner as to ensure the fulfillment of the conditions precedent as set forth in Section 9 hereof and elsewhere in this Loan Agreement and the other Documents and the disbursement thereof shall be directed in writing by Borrower and approved by Lender.

          3.3 The Borrower agrees to duly and punctually pay, or cause to be duly and punctually paid, all amounts due and owing by the Borrower under the Documents at the times and places and in the manner specified herein and therein according to the terms hereof and thereof. If any Installment or any other payment of whatsoever kind due under the Documents is not paid when due, an additional fee for late payment shall be payable thereon at a rate of interest equal to the Overdue Rate from the Due Date(s) and due date(s), respectively, thereof to and including the earlier to occur of (i) the date(s) of payment in full of such overdue Installment or other payment or (ii) the day the Unpaid Amount is declared due and payable, in which event, interest shall be due thereon at the Overdue Rate as is more particularly set forth in the Note. This provision, or reliance thereon by the Lender, shall not be deemed a waiver of any Event of Default.

          3.4 (a) Interest shall accrue on the unpaid principal amount of the Loan at a fixed rate per annum ("Interest Rate") equal to the sum of the Base Rate (defined below) plus 3.94% per annum. The "Base Rate" equals 6.18% per annum (which rate is the yield to maturity of that issue of U.S. Treasury notes maturing in March, 2001 with the highest, as published in The Wall Street Journal three Banking Days preceding the Funding

Date). Interest shall be calculated on a 360 day year based on the actual number of days elapsed. Interest shall be payable monthly on each Due Date, and whenever else principal is due and payable hereunder.

          (b) The unpaid principal amount of the Loan together with any unpaid accrued interest thereon and all other amounts owing hereunder shall be repaid by the Borrower in full on March 25, 2001.

          3.5 The Borrower's obligation to pay all interest, the principal and all other payments of whatsoever kind under the Documents shall be absolute and unconditional under any and all circumstances of whatever kind and shall not be affected by any circumstance of any character, including, but not limited to,
(a) any set-off, counterclaim, recoupment, abatement, demand, deduction, defense or any other circumstance of whatsoever kind which the Borrower may have against the Lender, its successors and assigns, or anyone else for any reason whatsoever, (b) any defect in the title, airworthiness, merchantability, condition, design, operation or fitness for use of the Aircraft,, (c) any damage to or loss or destruction of the Aircraft, (d) any interruption or cessation in the use or possession of the Aircraft, by the Borrower or by anyone entitled to use or possess the same for any reason whatsoever and (e) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Borrower or any third party whomsoever.

          3.6 All Installments and any and all other payments of whatsoever kind due under the Documents shall be paid without notice (except as otherwise expressly provided herein). Each payment shall be final and the Borrower will not seek to recover all or any part of such payment from the Lender or from whosoever may be entitled thereto, for any reason whatsoever. Each Installment shall be applied first to the payment of accrued and unpaid interest on the Loan and the remainder shall be applied to the reduction of principal.

          3.7 The Lender shall open and maintain on its books a loan account in the Borrower's name showing the repayment of the Loan and other amounts due and paid under the Documents. Such loan account shall be conclusive and binding on the Borrower and any third party whosoever claiming through or by way of the Borrower as to the amount at any time due to the Lender in respect of the Obligations, except in the case of error in computation or willful misrepresentation by the Lender.

          3.8 Except where due to the negligence or willful misconduct of the Lender, all Installments and other payments of whatever kind to be made by the Borrower shall be free of expense to the Lender with respect to the amount of any Impositions (all of which Impositions the Borrower assumes and agrees to pay on demand in addition to the other payments to be made by the Borrower as provided for in the Documents).

     4.   PREPAYMENT.
          ----------

          4.1 There shall be no prepayment of the Note or the Loan either in whole or in part except as set forth in Paragraphs 4.2, and 4.3 hereof.

          4.2 Subject to the immediately succeeding sentence, provided no Event of Default shall have occurred and be continuing, the Borrower shall be entitled to prepay all or a portion of the Loan at any time by providing Lender with not less than thirty (30) days' prior written notice of Borrower's intention to prepay, which notice will specify the date of prepayment and the amount of such prepayment. Each prepayment under this Paragraph 4.2 shall be in an amount not less $1,000,000.00 and, during any twelve month period, the Borrower shall not be entitled to make more than two prepayments under this Paragraph 4.2. Any prepayment, whether voluntary or involuntary (including, without limitation, as a result of a Total Loss of Aircraft or any Engine) shall, subject to Paragraph
4.3 hereof, be made together with: (i) accrued interest on the amount of such prepayment through the date of such prepayment, (ii) a prepayment fee equal to the following percentage of the principal amount of the Loan: (A) if such prepayment is made on or prior to the first year anniversary of the Funding Date, 4% of such principal amount; (B) if such prepayment is made after the first year anniversary and on or prior to the second year anniversary of the Funding Date, 3% of such principal amount; (C) if such prepayment is made after the second year anniversary and on or prior to the third year anniversary of the Funding Date, 2% of such principal amount; and (D) if such prepayment is made after the third year anniversary and on or prior to the fourth year anniversary of the Funding Date, 1% of such principal amount; and (iii) all other sums due and owing hereunder. No prepayment fee with respect to the Loan shall be payable if any prepayment is made after the fourth year anniversary of the Funding Day. No prepayment fee shall be payable if any prepayment is made as a result of Borrower's refinancing this Loan with Lender.

          4.3 Notwithstanding anything to the contrary in Paragraph 4.2, above, in the event of a Total Loss with respect to any Aircraft or any Engine, the Borrower shall pay to Lender on the earlier of: (i) the date on which such insurance proceeds are paid by the insurer or (ii) 120 days after the occurrence of such Total Loss, an amount equal to the Agreed Value. Lender shall apply the amount of the Agreed Value, or, subject to Borrower's right to replace an engine or aircraft pursuant to the provisions of paragraph 6.4 hereof, the proceeds of such insurance, as a prepayment of the Unpaid Amount under this Loan Agreement.

     5.   SECURITY.
          --------

          5.1 To secure payment of the Note and the full and complete performance of the Obligations, the Borrower hereby grants and conveys to the Lender a Security Interest in and to the Aircraft, the Engines, all original books, records, logs and other material pertaining to the use, operation and maintenance of the Aircraft and the Engines, and all the estate, right, title and interest of every nature whatsoever of the Borrower at law or in equity in and to the Aircraft and the Engines, and every part and parcel thereof. Title to or a lien upon all property in which a Security Interest is granted hereby, or is intended to be, and which is hereafter acquired by the Borrower or to which the Borrower may at any time hereafter be, in any manner, entitled at law or in equity, and required to be subjected hereto or intended so to be, shall vest in the Lender, under the terms and conditions of this Loan Agreement, forthwith upon acquisition thereof by the Borrower, and such property shall be as fully embraced within the Security Interest granted by and pursuant to this Loan Agreement and subject to the lien hereof as if such property were now owned by the Borrower and were specifically described herein and a Security Interest granted hereby.

          5.2 The Documents and any or all agreements, documents and instruments pertaining to the Aircraft and the Engines, or counterparts or copies or other evidence hereof or thereof may be filed or recorded in any public office of any jurisdiction as may be necessary or appropriate to protect the perfection and/or existence of the Lender's Security Interest in and to the Aircraft and the Engines. Borrower hereby agrees and covenants to execute and file such agreements, documents and instruments, including, without limitation, Uniform Commercial Code financing statements, with respect to agreements, documents and instruments previously executed and/or filed relating to the Security Interest and interests created under the Documents as shall from time to time be specified by the Lender.

          5.3 The Borrower will not nor will the Borrower attempt to, nor will the Borrower authorize, suffer or permit a third party to either assign, pledge, mortgage, lease, hypothecate, encumber, sell or otherwise dispose of any Aircraft or any Engine. Notwithstanding the foregoing, nothing herein contained shall be deemed to prohibit the Borrower from "wet leasing" any Aircraft. The Borrower shall not "dry lease" any Aircraft or any Engine, without the Lender's prior written consent, which consent shall not be unreasonably withheld; except, that the Borrower shall not dry lease any Aircraft or any Engine, without the Lender's prior written consent, which consent may be withheld in the Lender's sole and absolute discretion, if said dry lease is for a term of more than six months or is to a non-FAR Part 121 U.S. air carrier.

          5.4   (a)   The Borrower will not suffer or permit to be incurred any
liens, security interests, charges, claims or encumbrances of whatsoever nature or kind on or in and to the Aircraft or the Engines, or permit the Aircraft and the Engines, to be subjected to any unpaid charges whatsoever. The Borrower will defend the Aircraft, and its interests therein against the claims and demands of all parties other than the Lender. The Borrower shall notify the Lender in writing within 5 days of its acquisition of knowledge thereof that a lien, security interest, charge, claim or encumbrance of whatsoever kind has attached to or been asserted against any Aircraft or any Engine.

                (b)   (i)   The Borrower shall have the right to contest by
appropriate proceedings duly instituted and diligently prosecuted or defended, as applicable, without cost or expense to the Lender, the validity of any lien, security interest, charge, claim or encumbrance of whatsoever nature referred to in Paragraph 5.4(a) hereof or any law, ordinances or regulation the nature of which it deems harmful to any Aircraft or any Engine. However, for claims in excess of USD 150,000 the Borrower shall upon commencing such contest furnish to the Lender a bond, guarantee or other document satisfactory to the Lender, in the Lender's reasonable discretion, guaranteeing that the Lender's interest in and to such Aircraft or such Engine, shall be held harmless from any penalty, damage, charge, claim or adverse judgment of whatsoever kind resulting from such contest; and provided that the Borrower shall diligently prosecute such contest, and maintain in force any required bond, guarantee or other document, no Event of Default as set forth in Paragraph 8.1(g) or otherwise shall be deemed to occur with respect to any such lien, security interest, charge, claim or encumbrance.

                      (ii) The Borrower hereby irrevocably assigns, transfers and sets over to the Lender all of its rights to any award or payment on account of any confiscation of any Aircraft or any Engine, and irrevocably authorizes and empowers the Lender, in the name of the Borrower or otherwise, to file and prosecute what would otherwise be the Borrower's claim for any such award or payment and to collect, receipt for and retain the same. The Borrower will pay all costs, fees and expenses incurred by the Lender in connection with any expropriation or confiscation and seeking and obtaining any award or payment on account thereof. Any monies received by the Lender under this Paragraph 5.4(b)(ii) shall be applied by the Lender in the following order: (A) to the payment of all reasonable out-of-pocket costs and expenses incurred in the collection of said balance; then (B) to the payment of the Unpaid Amount; then
(C) to the payment of any other of the Borrower's Obligations due; then (D) any remainder shall be paid to the Borrower.

                (c) Nothing contained in this Paragraph 5.4 or elsewhere in the Documents is intended to prohibit any Aircraft, from being subject to liens, security interests, charges, claims or encumbrances of whatever nature that arise in the normal course of the Borrower's business nor provide for the posting by the Borrower of a bond, guarantee or other document, provided, however, that such liens and encumbrances are cleared up in a reasonable period of time and do not involve any material danger of the sale, forfeiture or loss of such Aircraft, and do not adversely affect the Lender's rights in and to such Aircraft, or any of the Lender's remedies with respect thereto and further provided that the Borrower shall have set aside on its books reserves to the extent required by generally accepted accounting principles, and adequate with respect thereto.

          5.5 The Borrower at its expense shall comply with and satisfy all the provisions of all applicable laws as amended from time to time, and shall establish and maintain the Mortgage as a first priority and perfected senior lien and Security Interest on the Aircraft and the Engines, under the laws of the United States of America and the State of Arizona, including, without limitation, the Act. The Borrower shall perform all acts and execute all instruments necessary or required by the Lender in order to permit the immediate registration and recordation of the Mortgage at the FAA and the filing of Uniform Commercial Code financing statements in Queens County, New York and with the Secretary of State of the State of New York. The Borrower shall furnish to the Lender from time to time such proof as the Lender may reasonably request with respect to the Borrower's compliance with the foregoing. Without limiting the foregoing, the Borrower shall do or cause to be done, at its own cost and expense, any and all acts and things which may be required under the terms of the Convention for the International Recognition of Rights in Aircraft, signed (ad referendum) at Geneva, Switzerland, on June 19, 1948, to perfect and preserve title to the Aircraft and the Engines, within the jurisdiction of any signatory state which has ratified said Convention and the territory of which the Borrower may operate the Aircraft or the Engines. The Borrower shall also do or cause to be done, at its own cost and expense, everything which may be required under the terms of any other agreement, treaty, convention, pact or by a practice, custom, or understanding involving any state in which the Borrower may operate the Aircraft, or any and all acts and things which the Lender may reasonably request, to perfect and preserve the rights of the Lender under the Mortgage in and to the Aircraft and the Engines, within the jurisdiction of any such state.

     6.   COVENANTS.
          ---------

          6.1 Except as otherwise provided in the Documents, the Borrower shall until the occurrence of an Event of Default remain in possession of the Aircraft and the Engines, and the Lender shall not interfere with the
(a) possession, enjoyment, use and control of the Aircraft and the Engines, nor
(b) rents, earnings, surplus, profits, revenues and income therefrom, except as otherwise set forth herein.

          6.2   [Intentionally Omitted]

          6.3 The Borrower will maintain and deliver evidence to the Lender of such insurance on the Aircraft and the Engines, required by, written by insurers and in amounts and forms satisfactory to, the Lender.

          6.4   (a)   In the event of any payment made to the Borrower by an
insurer in connection with any Aircraft or any Engine pursuant to a claim by the Borrower, the Borrower shall submit to the Lender for approval a proposal for the use of such insurance proceeds. Notwithstanding the foregoing, subject to subparagraph 6.4(b) below, the Lender may in its sole discretion, apply such sum to the satisfaction of the Obligations and to the extent not so applied shall be paid over to the Borrower.

                (b) Upon the occurrence of a Total Loss with respect to any of the Aircraft or any Engine, Borrower shall give Lender prompt (and in any event within 15 days after such occurrence) written notice thereof. If as a result of the Total Loss, the Borrower or Lender shall be entitled to receive insurance proceeds under the insurance policies required to be maintained by the Borrower pursuant to the terms hereof, Borrower, at its option, may acquire, within 120 days after the occurrence of such Total Loss a replacement aircraft or engine with all or part of such insurance proceeds and Lender shall apply proceeds held by it to such acquisition, provided, however, that such replacement aircraft or engine shall have a value and utility at least equal to, and being in as good operating condition as, the engine or aircraft with respect to which such Total Loss occurred (assuming such engine or aircraft was of the value and utility and in the condition and repair required by the terms of this Loan Agreement immediately prior to the occurrence of such Total Loss). In the event Borrower elects to acquire a replacement aircraft or engine Borrower shall deliver to
Lender: (i) at least 60 days prior to the acquisition of a replacement engine or aircraft, notice stating the type of replacement engine or aircraft; (ii) at least twenty days prior to the acquisition of such replacement aircraft or engine, a written appraisal rendered by an independent appraiser reasonably acceptable to Lender; (iii) a duly executed supplement hereto and a supplement to each of the Documents pursuant to which the Lender was granted a security interest in such engine or aircraft that was the subject of the Total Loss; (iv) an opinion of the Borrower's counsel, satisfactory to Lender, in form and substance satisfactory to Lender, to the effect that such replacement engine or aircraft is free and clear of all liens, encumbrances and rights of others and that the Lender has a perfected security interest therein, (v) an officers' certificate certifying to the continued truth of all representatives and warranties and that no Event of Default then exists and (vi) Uniform Commercial Code financing statements covering such replacement engine or aircraft. Borrower shall also take such other action and furnish such other documents as Lender may reasonably request.

          6.5 Except as expressly permitted in Paragraph 6.7(g) hereof, Borrower shall not permit any Aircraft or Engine during the term hereof to be operated in any manner contrary to any international treaties, conventions or statutes, rules or regulations of the FAA or of any other country with jurisdiction or any department or agency thereof, and Borrower covenants that each Aircraft and Engine will at all times comply with the foregoing and each Aircraft shall have on board as and when required thereby valid certificates showing compliance therewith.

          6.6   (a)   At all times during the term hereof, except as may be
required for normal maintenance, service, repair and overhaul, and except as otherwise provided in this Loan Agreement, the Borrower will cause each Aircraft and Engine to be in as good operating condition as at the time of funding, ordinary wear and tear excepted, and will meet the standards of the FAA and any other governmental authority having jurisdiction thereof, regardless of on whom such requirements are, by their terms, nominally imposed, will meet the manufacturers' standards and will be able to engage in scheduled operations. An Event of Default shall not be deemed to occur by virtue of maintaining, servicing, repairing or overhauling the Aircraft and the Engines while the Borrower is diligently performing the same.

                (b) The Borrower shall (i) comply with all applicable mandatory service, maintenance, repair and overhaul regulations, directives and instructions, manuals and service bulletins of the FAA and of the manufacturers of the Aircraft and the Engines and all parts thereof including, without limitation, regulations requiring the Aircraft to comply with, or be operated in accordance with, Stage 3 requirements; (ii) accurately maintain in the English language all records, logs and other materials required by the FAA to be maintained in respect of the Aircraft and the Engines regardless of on whom such requirements are, by their terms, nominally imposed; (iii) take all steps necessary which are within its power to assure that the Aircraft remains certified by the FAA with appropriate airworthiness certificates; (iv) comply with all laws, rules, regulations and orders of applicable jurisdictions (domestic or foreign) and with all rules of the FAA (including, but not limited to, the regulations set forth in FAR Part 121) and any other legislative, executive, administrative or judicial body exercising any power or jurisdiction over the Aircraft and the Engines and in the event that such laws or rules require the alteration of the Aircraft or the Engines, the Borrower shall conform or obtain conformance therewith at no expense to the Lender and will maintain the Aircraft, the Engines and each part thereof in proper condition for operation under such laws and rules provided that no technical or nonsubstantial noncompliance with the provisions of this Paragraph shall be deemed a breach thereof if the Borrower shall have obtained in writing from the appropriate authorities permissions, extensions or continuances to perform any and all requirements or conditions set forth therein. In operating the Aircraft or Engines for hire or otherwise, the Borrower shall at all times comply with all laws, rules, regulations and orders of applicable jurisdictions (domestic or foreign) and with all rules, regulations and orders of the FAA and any other legislative, executive, administrative or judicial body, exercising any power or jurisdiction over the Aircraft and the Engines.

                (c) In addition to and not in limitation of the foregoing requirements regarding the maintenance, use and operation of the Aircraft and the Engines by the Borrower, the Borrower shall service, repair, maintain and overhaul the Aircraft and the Engines in accordance with an FAA approved maintenance program acceptable to the Lender. The Borrower shall submit to the Lender for the Lender's approval, details of the maintenance program for the Aircraft and the Engines.

          6.7   (a)   The Borrower shall promptly replace all appliances, parts, instruments, accessories and other equipment, of whatever nature, which may from time to time be incorporated or installed in or attached to the Aircraft (including, without limitation, any engine constituting part of the Aircraft) and the Engines and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, in any way rendered unfit for use or unserviceable. The Borrower shall also replace any item of equipment installed on the Aircraft or the Engines where necessary in the normal course of the Borrower's maintenance program. All such replacement parts or items of equipment shall be of at least equal utility, value and condition as the part or item of equipment so replaced and in the same or better serviceable condition by standards of the FAA as the unit so retired or rendered unfit for use assuming such replaced property was maintained in accordance with the provisions hereof, and shall be free and clear of all liens, charges, claims, encumbrances and rights of others, except for the Security Interest to be granted by the Borrower to the Lender in such replacement parts or items of equipment. In the case of the replacement of an engine constituting part of the Aircraft, the replacement engine shall be of the same type and model as such engine or shall be an improved or advanced version thereof then operated on other aircraft of the same make and same model and Borrower will, with respect to replacement engines, execute and deliver to the Lender a Supplemental Chattel Mortgage and Form UCC-3 and such other documents as may be necessary to accord the Lender a first priority lien under the security agreement with respect thereto. The Borrower may remove accessories, equipment or parts from the Aircraft and the Engines provided, however, that such equipment or parts are promptly replaced by the Borrower with equipment or parts in as good condition and value as the equipment or parts so removed and, further provided, that (i) an Event of Default has not occurred nor an event has occurred that with the giving of notice or passage of time, or both, would become an Event of Default, (ii) the equipment to be removed is not required by the FAA or any other governmental authority exercising jurisdiction in respect of the Aircraft and (iii) the removal of the accessories, equipment or parts will not interfere with or reduce the usefulness of the Aircraft or the Engines in regard to its intended use as of the date hereof. Any accessories, equipment or parts added to the Aircraft or the Engines by the Borrower may be removed by the Borrower, provided, however, that:
(x) such
accessories, equipment or parts have not replaced other accessories, equipment or parts on the Aircraft or the Engines or (y) such accessories, equipment or parts are not required by the FAA or any other legislative, executive, administrative or judicial body exercising any power or jurisdiction over the Aircraft or the Engines or (z) such accessories, equipment or parts are not otherwise required by the Loan Agreement.

                (b) Any accessories, equipment or parts so installed on, incorporated in, or attached to the Aircraft or the Engines in replacement of any item of equipment or existing parts and accessories, and any accessories, equipment or parts so installed, incorporated or attached which are in addition to existing accessories, equipment or parts and which are essential or required by the FAA or any other governmental authority having jurisdiction thereof to the Aircraft or the Engines will be considered accessions to the Aircraft and/or the engines installed thereon, or the Engines, provided, however, that any such engine or any item of equipment which shall have been replaced by other engines, accessories, equipment or parts of at least equal value installed on, incorporated in or attached to the Aircraft or the Engines shall be released from the lien of the Mortgage at such time as replacement has been completed.

                (c) The Borrower shall promptly report to the Lender all replacements made having a cost in excess of USD 250,000 with respect to any Aircraft and USD 150,000.00 with respect to any Engine and made pursuant hereto and submit satisfactory evidence of compliance with the terms of this Loan Agreement with respect thereto, and if it is necessary or advisable that this Loan Agreement be amended or supplemented from time to time to protect the interest of the Lender with respect thereto, the Lender and the Borrower shall do so.

                (d) The Borrower shall not make any alterations in and to any Aircraft, any Engine or any part thereof which adversely affects the value or utility of such Aircraft except as necessary for compliance with the provisions hereof.

                (e) The Lender shall bear no liability whatsoever for the cost of modifications to any Aircraft, any Engine or any part thereof, whether in the event of grounding, suspension of certifications or for any other cause.

                (f) Borrower will not operate any Aircraft or suffer any Aircraft to be operated except by pilots who are, at the time of operation, certified by the FAA for the operation of such Aircraft and meeting the requirements of any insurance policy in effect with respect to such Aircraft.

                (g) Neither Aircraft nor any Engine shall not be used for any military operation or maneuver. Notwithstanding the foregoing or any other provision of this Agreement to the contrary (including, without limitation, the provisions of Paragraph 6.5 hereof), Borrower shall be permitted to operate the Aircraft in connection with its present and future Air Mobility Command ("AMC") charter contracts with the United States Department of Defense ("Department of Defense") and to place the Aircraft in the Civil Reserve Air Fleet program ("CRAF"). If the Aircraft is placed by Borrower in the CRAF and the CRAF is activated by the Department of Defense during the Term ("CRAF Activation Period"), Borrower shall nevertheless be obligated to retain control of the Aircraft. Lender agrees to accept indemnification by the United States Government in lieu of the insurance required pursuant to Paragraph 6.3 hereof during the Term if Borrower is unable to provide such insurance required pursuant to Paragraph 6.3 provided, however, that such indemnification shall provide substantially similar coverage as the insurance required pursuant to Paragraph 6.3 and Lender shall have received evidence of such indemnification reasonably satisfactory to Lender. Lender agrees that the failure of Borrower to provide the insurance required pursuant to Paragraph 6.3 during the Term shall not be an Event of Default hereunder so long as such indemnification is in effect. Borrower may transfer possession of the Aircraft to the Department of Defense during the CRAF Activation Period if required to do so by the terms of the CRAF program, provided, however, that Borrower will not volunteer the Aircraft for any CRAF activation without the express prior written consent of Lender. In addition, Lender agrees to notify the Commander, Air Mobility Command, Scott Air Force Base, Illinois 62225-5001 in the event that default of this Agreement is contemplated by Lender. All other terms and provisions of this Agreement shall continue in full force and effect during any CRAF Activation Period and until such time as Borrower has discharged all its obligations under this Agreement.

          6.8 The Borrower will plainly, distinctly and conspicuously place and leave in the cockpit of each Aircraft and on each Engine and upon such other place as may reasonably be designated by the Lender from time to time, a plate, insignia or other identification bearing the name of the Borrower and the Lender and identifying them as "Owner" and "Mortgagee", as applicable, in letters of a size reasonable under the circumstances and acceptable to the Lender.

          6.9   (a)   Until the Borrower has fully and completely performed and
paid all of the Obligations, the Borrower shall furnish or cause to be furnished to the Lender, as soon as the same are available, and in any event within 120 days after the end of each fiscal year, a copy of the Borrower's current annual audited financial statements. Such financial statements shall contain a balance sheet as of the end of such fiscal year and statements of income and of changes in cash flows for such fiscal year (together, in each case, with the comparable figures for the same period during the immediately preceding fiscal year), all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and with prior periods and certified to by a recognized firm of independent certified public accountants satisfactory to Lender. Together with such annual financial statements, the Borrower will deliver to the Lender (i) a certificate from the accountants who audited such statements stating that in making the examination necessary for the audit of such financial statements they obtained no knowledge of any default by the Borrower in the full and complete payment and performance of the Obligations, or if they shall have obtained knowledge of any such default, specifying the same; and (ii) an officer's certificate stating that there exists no Event of Default and no condition, event or act which, with notice or lapse of time or both would become an Event of Default or, if any such Event of Default or any such condition, event or act exists, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto. The Borrower shall also furnish from time to time, such additional financial and other information as the Lender may reasonably request.

          (b) Until the Borrower has fully and completely performed and paid all of the Obligations, the Borrower shall furnish or cause to be furnished to the Lender, as soon as the same are available, and in any event within 45 days after the end of each quarter during each fiscal year, a copy of the Borrower's current quarterly financial statements. Such financial statements shall contain a balance sheet as of the end of such quarter and statements of income and of changes in cash flows for such quarter (together, in each case, with the comparable figures for the same quarter during the immediately preceding fiscal year), all in reasonable detail. Together with such quarterly financial statements, the Borrower will deliver to the Lender a certificate of the chief financial officer of the Borrower stating that there exists no Event of Default and no condition, event or act which, with notice or lapse of time or both would become an Event of Default or, if any such Event of Default or any such condition, event or act exists, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

          (c) The Borrower shall promptly give notice to the Lender of (i) any substantial dispute with respect to taxes or any other matter in connection with the Aircraft or which might in any way interfere with the normal use and operation thereof, or (ii) any substantial labor dispute threatening the continued normal operations of the Borrower.

          (d) The Borrower will at any and all times, on reasonable notice and request of the Lender, permit the Lender or its representatives to inspect the Aircraft, the Engines and the records, reports, books of accounts, logs and other papers of the Borrower relating to the Aircraft, the Engines and the business operations of the Borrower and to make copies and take extracts therefrom and will afford and procure a reasonable opportunity to make any such inspections and will furnish the Lender with any and all other information as the Lender may reasonably request with respect to the Aircraft and the Engines including information concerning the location, condition, use and operation of the Aircraft and the Engines. Such inspections shall take place on dates, times and places mutually convenient to the Borrower and the Lender and so as not to unreasonably interfere with the normal business operations of the Borrower. The annual inspection of the Aircraft and the Engines and any other inspection made by the Lender in addition to the annual inspection (other than in connection with the exercise of its rights after the occurrence of an Event of Default) shall be at the Lender's sole cost and expense. For purposes of this paragraph (d), the term "annual inspection" shall mean an annual inspection with respect to each Aircraft and each Engine, which inspections may be completed on different days. Nothing contained in the immediately preceding sentence shall be construed in any way to limit the number of inspections the Lender may make of the Aircraft and the Engines. Borrower shall also provide Lender with not less than 60 days' prior written notice as to the time and location of all "C" and "D" checks to be performed on any Aircraft. The Lender shall have no duty to make any such inspections and shall not incur any liability or obligation or be deemed to have waived any rights by reason of not making any such inspection.

          (e) The Borrower shall provide the Lender with the following information within 30 days after the end of each year and at the following times upon Lender's request: (i) at any time after the occurrence of an Event of Default, or (ii) otherwise, no more frequently than once every quarter:

              (A) the current location of each Engine and each Aircraft Engine (in the event that an Engine is attached to another aircraft, Borrower shall provide Lender with information identifying such aircraft and if such aircraft is subject to a lease, Borrower shall inform Lender of the name and address of the lessee thereunder and the term of such lease and such other information as is reasonably requested by Lender regarding the location of such Engine or Aircraft Engine);

              (B) the total number of hours and cycles with respect to the Aircraft, each Aircraft Engine and each Engine;

              (C) the number of hours remaining on the airframe of each Aircraft, until the next required or scheduled "C" Check;

              (D) the number of engine cycles remaining with respect to each Aircraft Engine and each Engine prior to the next scheduled removal for maintenance of such Aircraft Engine and such Engine from any aircraft or Aircraft; and

              (E) whether the FAA has during the preceding quarter: (i) conducted a NASIP inspection of any facility of Borrower; (ii) issued a letter of investigation; or (iii) conducted a debriefing or issued any correspondence in connection with any discrepancy uncovered after an inspection of any facility of Borrower or taken any action with respect to any facility or procedure of Borrower, and, if so, the nature and results and resolution of such inspection or action (including, without limitation, any fines and settlements in connection therewith).

     6.10 If the Borrower shall fail to perform any of its covenants in the

Documents, including, without limitation, its covenant set forth in Paragraph
6.3 hereof to maintain insurance, the Lender may, in its sole and exclusive discretion, at any time and from time to time, make advances to effect performance of such covenant on behalf of the Borrower, including, with respect to such insurance, to purchase such insurance, and all moneys so advanced by the Lender, together with interest thereon at the Overdue Rate, shall be repaid by the Borrower on demand, but no such advance shall constitute a waiver by the Lender of or relieve the Borrower from any Event of Default.

          6.11 Nothing contained in the Documents shall constitute any consent or request by the Lender, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Aircraft, the Engines or any part thereof, nor as giving the Borrower any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such a fashion as would permit the making of any claim against the Lender in respect thereof or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is superior to the Security Interest herein granted in and to the Aircraft and the Engines in favor of the Lender.

          6.12 The Borrower hereby agrees to (a) indemnify, reimburse and save harmless the Lender, its successors, assigns, shareholders (including corporate shareholders) directors, officers, employees, agents and servants of the foregoing (collectively, the "Indemnitees") from and against any and all liability, loss, damages, costs and expenses which the Lender or the Indemnitees may hereafter incur, suffer or be required to pay by reason of all manner of action and actions, cause and causes of action, suits, debts, sums of money, reckonings, controversies, suits, judgments, claims and demands howsoever arising and resulting from or growing out of the management, control, condition, use, operation, destruction, damage, repossession, storage, surrender, sale or other disposition of the Aircraft and the Engines (whether or not the Borrower is in possession of the Aircraft or the Engines), or otherwise from this transaction and (b) waive and release the Indemnitees from any and all action and actions, cause and causes of action, reckonings, controversies, claims and demands howsoever arising and resulting from or growing out of the management, control, condition, use, operation, destruction, damage, repossession, storage, surrender, sale or other disposition of the Aircraft and the Engines (whether or not the Borrower is in possession of the Aircraft or the Engines) or otherwise from this transaction. This indemnification shall not cover liability, loss, damage, cost or expense which is proximately caused solely by the negligence or willful misconduct of an Indemnitee.

          6.13 The Borrower's Obligations will rank at least pari passu in
                                                             ---- -----
priority of payment and in all other respects with all other indebtedness or obligations of the

Borrower.

          6.14 The Borrower shall provide the Lender with written notice of the relocation of its chief executive office and/or principal place of business not less than 30 days prior to the effective date thereof.

     7.   REPRESENTATIONS AND WARRANTIES OF THE BORROWER.
          ----------------------------------------------

     The Borrower represents and warrants to the Lender as follows:

          7.1 The Borrower is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing in every jurisdiction in which the nature of its business or properties requires such qualification, except where failure to qualify will not have a material adverse effect upon the transaction embodied herein. The Borrower maintains its chief executive office and principal place of business at the address set forth in the preamble to this Loan Agreement.

          7.2 The Borrower has taken all action which may be required by its articles or certificate of incorporation and its by-laws, and by the laws of the State of Delaware and all other applicable laws to (a) grant and convey to the Lender the Security Interest in and to the Aircraft and the Engines, and (b) authorize the execution, delivery and performance of the Documents.

          7.3 The execution and delivery of the Documents and the performance by the Borrower of the Obligations under the Documents and the creation of the Security Interest in and to the Aircraft and the Engines, will not conflict with or violate any provisions of its articles or certificate of incorporation or its by-laws, or any provisions thereof or result in a default or acceleration of any obligation under any agreement or instrument of any kind or any undertaking, order, decree or judgment to which the Borrower is a party or by which it is bound.

          7.4 Except as set forth on Attachment A, hereto, and as further described in the opinion of Borrower's counsel delivered pursuant to Paragraph 8.1(l) hereof, there is no litigation currently pending or expected against the Borrower before any court or administrative agency which may have a materially adverse effect on the assets, business, financial condition or operations of the Borrower or which would or do prevent or hinder the performance by the Borrower of its obligations under the Documents.

          7.5 The Documents are valid obligations of the Borrower, binding and enforceable against it in accordance with the terms and conditions thereof.

          7.6 The Borrower has read and is fully familiar with all the covenants, terms and conditions of the Documents and has not relied on any representations or warranties of the Lender, express or implied, except those representations and warranties of the Lender, if any, expressly set forth in the Documents.

          7.7 Simultaneously with the disbursement of the Loan, the Lender's Security Interest in and to the Aircraft and the Engines, will be duly and properly preserved and perfected and will constitute a first priority security interest in and to the Aircraft, in accordance with all applicable laws and regulations.

          7.8 As of the Funding Date, the Borrower (i) owns and holds good and marketable title to each Aircraft and each Engine, free and clear of all liens, security interests, charges, claims and encumbrances of whatsoever nature (other than the Security Interests granted and conveyed to the Lender by the Mortgage and herein) and (ii) will defend title to each Aircraft and each Engine against the claims and demands of all parties.

          7.9 On the Funding Date, no further registration, recording or filing with respect to the Aircraft or the Engines will be necessary or advisable in order to establish and perfect the Borrower's title thereto nor to establish and perfect the Security Interest in favor of the Lender in and to the Aircraft or the Engines, other than the filing of Mortgage Amendments, and Uniform Commercial Code financing statements.

          7.10 All documents, instruments, certificates and agreements delivered to the Lender in connection with the transaction contemplated herein, including, but not limited to, the Note and the Mortgage, are complete and there are no addenda thereto nor modifications thereof (whether written or verbal) which have not been disclosed in writing to the Lender prior to the date hereof.

          7.11 The Borrower is, and at all times will be, a "Citizen of the United States" as defined in the Act.

          7.12 The Borrower is, and at all times will be, an FAR Part 121 air carrier.

          7.13 Borrower has heretofore furnished to Lender a draft of Borrower's audited annual financial statements and related financial information as of December 31, 1995 ("Financial Statements"). Borrower does not anticipate any material change to such draft Financial Statements (including the notes thereto) in the completion of the final financial statements as of December 31, 1995. The Financial Statements fully and fairly present the financial condition of Borrower as of the dates of the balance sheets contained therein, and the results of its operations for the periods then ended, all in conformity with GAAP on a basis consistent with that of financial statements for corresponding prior periods. Except as disclosed therein, Borrower has no material contingent liabilities (including liabilities for taxes). Since December 31, 1995 there has been no material, adverse change in the business, operations or financial condition of Borrower;

          7.14 Neither the Documents nor any filing required or permitted thereunder is subject to any registration tax, stamp duty or similar tax and to the extent the same is due then the same shall be paid by the Borrower when due or reimbursed to the Lender upon demand.

          7.15 The Borrower will use that portion of Loan equal to the New Loan Amount for the purposes set forth in Paragraph 3.1 hereof, and for no other purpose without the prior written consent of the Lender.

          7.16 The reports as to the status and condition of the Aircraft Engines and the Engines have been true and accurate in all material reports.

          7.17 No information given by the Borrower in relation to this Loan Agreement or the other Documents and the transaction contemplated herein and therein and furnished pursuant hereto or thereto contains any misstatement of fact or omits to state a fact which would be adverse to the interest of the Lender or which would be necessary to make any statement or representation or warranty contained herein or therein not misleading.

     8.   DEFAULT, ACCELERATION AND REMEDIES.
          ----------------------------------

          8.1 Each of the following events and occurrences shall, at the Lender's option, constitute a default (each, an "Event of Default") under the
Documents:

               (a) The Borrower fails to pay any payment of interest or principal hereunder when and as the same is due and such failure continues for 5 days subsequent to the receipt by the Borrower of written notice thereof;

               (b) The Borrower fails to pay any payment due under the Documents when and as the same is due, other than the payments referred to in Paragraph 8.1(a) hereof, and such failure continues for 10 days subsequent to the receipt by the Borrower of written notice thereof;

          (c) The Borrower fails to procure and/or maintain any insurance coverage or knowingly violates or suffers or permits the violation of any of the warranties or conditions of the policies of insurance required hereunder;

          (d) The Borrower fails to perform or observe any material duty, obligation or covenant contained in the Documents, other than that referred to in Paragraphs 8.1(a) (b) or (c) hereof, and such failure continues for 15 days subsequent to the receipt by the Borrower of written notice thereof;

          (e) A default occurs under the Mortgage;

          (f) The Borrower becomes insolvent or unable to pay its debts when due or commits or permits any act of bankruptcy, including, but not limited to: (i) the filing by the Borrower of a petition in any bankruptcy, reorganization, winding-up or liquidation proceeding or other proceeding analogous in purpose or effect relating to itself; (ii) the filing by another of a petition instituting any bankruptcy, reorganization, winding-up or liquidation proceeding or other proceeding analogous in purpose or effect relating to the Borrower, which petition is not dismissed or discharged within 60 days of its filing; (iii) its application for or consent to the appointment of a receiver, custodian, or trustee for the bankruptcy, reorganization, winding-up or liquidation of itself;
(iv) it makes an assignment for the benefit of creditors; or (v) any court order for judgment is entered confirming the bankruptcy or insolvency of itself or approving any reorganization, winding-up or liquidation of itself or a substantial portion of its assets or providing other relief;

          (g) A final non-appealable judgment or decree for money damages or for a fine or penalty in excess of USD 1,000,000.00 is entered against the Borrower and such judgment or decree is not paid or discharged within 45 days thereof;

          (h) The Borrower has made a materially untrue, incorrect or misleading representation or warranty herein or in any other Document;

          (i) Borrower shall fail to pay any indebtedness in an amount, solely or in the aggregate, of not less than $1,000,000.00 when and as payable (or within any applicable grace period) or shall default with respect to any evidence of such indebtedness or any obligation for borrowed money in such amount, or in the performance of any other obligation incurred in connection with any such indebtedness, if the effect of such default is to accelerate the maturity of such evidence of indebtedness or obligation or to require the prepayment thereof or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause any such indebtedness to become payable prior to its stated maturity;

          (j) Any Aircraft shall no longer be registered in the United States of America;

          (k) The Airworthiness Certificate for any Aircraft has been suspended or revoked or the Borrower's Part 121 certificate is suspended or revoked and same is not reinstated or reacquired within 30 days of the date of such suspension or revocation (if the Borrower has undertaken and has diligently commenced such action as is necessary to have the Airworthiness Certificate for such Aircraft or the Borrower's Part 121 certificate reinstated or reacquired, then, in such event, the 30 day cure period provided for in this subsection (n) shall be extended to 60 days from the date of the suspension or revocation of same). Notwithstanding the foregoing, in the event the Airworthiness Certificate for such Aircraft have been suspended or revoked due to a suspension or revocation of airworthiness certificates for all aircraft of the same type as such Aircraft then, in such event, provided no other Event of Default has occurred hereunder or by the giving of notice or passage of time would be constituted, and the insurance required to be provided pursuant hereto is not adversely affected, then, in such instance, an Event of Default shall not be deemed to have occurred unless the Airworthiness Certificate is not reinstated or reacquired or the required certifications are not reinstated or reacquired, respectively, within 120 days of the date of such suspension or revocation. However, if the Borrower has undertaken and has diligently commenced such action necessary in such event to remove such prohibition of use or grounding of all aircraft of the same type as such Aircraft same shall not constitute an Event of Default unless such prohibition of use or grounding of all aircraft of the same type as the Aircraft continues uninterrupted for a period in excess of 270 days from the commencement date of the prohibition or grounding; or

          (l) The Lender has not received, within 14 days after the Funding Date, an Opinion of Counsel referred to in Paragraph 9.1(f) and a Certificate of Resolutions, certified by the corporate secretary of the Borrower and setting forth a true, complete and accurate copy of the resolutions approved by the Borrower's Board of Directors authorizing the entering into, execution and delivery of the Documents and performance by the Borrower thereunder and the incurring of the Obligations by the Borrower.

     8.2 (a) Upon the occurrence of an Event of Default, the Lender may, at its option, declare the Unpaid Amount to be immediately due and payable, whereupon the Unpaid Amount shall immediately be due and payable and the Borrower shall immediately pay same to the Lender.

          (b) In addition to exercising all rights, powers, privileges and remedies available to the Lender under the Uniform Commercial Code or other applicable law or as provided for elsewhere in the Documents, upon the occurrence of an Event of Default, the Lender may, in each and every case: (i) declare the Unpaid Amount immediately due and payable; (ii) enter into and take possession of any or all of the Aircraft and the Engines, (iii) sell, to the extent permitted by law, the Aircraft and/or the Engines, at such place or places and otherwise in such manner and on such notice as may be required by law in order to collect the indebtedness of the Borrower under the Documents and execute proper conveyances to the purchaser or purchasers thereof; and/or (iv) proceed by a suit or suits in equity or at law to protect and enforce the Lender's rights under the Documents, whether for the specific performance of any covenant, condition, agreement or undertaking therein contained, or in aid of the execution of any power therein granted, or for the foreclosure of the Security Interests and sale of the Aircraft, the Engines or any part thereof under the judgment or decree of any court of competent jurisdiction, or for the appointment of a receiver or receivers, or for the enforcement of such other appropriate legal or equitable remedy as may in the opinion of the Lender's counsel be most effectual to protect and enforce the rights aforesaid.

          8.3 If an Event of Default shall have occurred and the Lender shall elect to take possession of the Aircraft and/or the Engines, as set forth in Paragraph 8.2(b) hereof, the Lender, by its attorneys or agents, may enter into and take possession of the Aircraft, the Engines, and each and every part thereof and exclude the Borrower and its agents, servants and employees wholly therefrom, and have, hold, use, operate, manage and control the same and each and every part thereof and in the name of the Borrower, or otherwise as the Lender shall deem best, use the Aircraft and the Engines, and at the expense of the Borrower, maintain, restore, insure and keep insured the Aircraft and the Engines, and likewise from time to time, at the expense of the Borrower, make all such expenditures for maintenance, insurance, repairs, replacements, alterations and, to the extent Lender considers reasonably necessary or desirable in its sole discretion in order to effect a sale, additions and improvements to and of such property. Lender shall be entitled to collect and receive all earnings, income, rents, issues, profits, proceeds and revenues of the same and of every part thereof, and after deducting therefrom the expenses of operation and all expenses incurred hereunder and all other proper outlays herein authorized, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents and assistants, the Lender shall apply the rest and residue of the monies received by it in the following order: (i) to the payment of all reasonable costs and expenses incurred in the collection of the Unpaid Amount, including, but not limited to, reasonable attorney's fees; then (ii) to the payment of all reasonable costs and expenses incurred by the Lender in taking any of the actions specified above in this Paragraph 8.3; then (iii) to the payment of the remaining Unpaid Amount; then (iv) to the payment of any other of the Borrower's Obligations then due; then (v) any remainder shall be paid to the Borrower.

          8.4 If an Event of Default shall have occurred and the Lender shall elect to sell any Aircraft, any Engine or any part thereof, then the Lender shall proceed to do so in a commercially reasonable manner in accordance with applicable law and the proceeds of any such sale shall be applied in accordance with Paragraph 8.3 hereof. In any such sale the Lender may bid for and purchase any Aircraft or Engine, and on compliance with the terms of sale may hold, retain, possess and dispose of such property in its own absolute right, without further accountability.

          8.5 On any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Lender or of the officer making a sale under judicial proceedings shall be a sufficient discharge to the purchaser(s) and his or their assigns or personal representatives, who shall, after paying such purchase money and receiving such receipt of the Lender or of such officer therefor, not be obliged to see to the application of such purchase price or be in any way answerable for any loss, misapplication or non-application thereof.

          8.6 (a) No failure or delay by the Lender to insist on the strict performance of any term or condition of the Documents or to exercise any right, remedy, power or privilege consequent on an Event of Default and no acceptance of any payment of the principal of or interest on the Note or other payment of whatsoever kind payable to the Lender during the continuance of any such Event of Default shall constitute a waiver of any such term or condition or default or of any such right, remedy, power or privilege, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or of the exercise of any other right, remedy, power or privilege. No waiver of any Event of Default hereunder shall affect or alter the Documents, which shall continue in full force and effect, or the rights of the Lender with respect to any other then existing or subsequent Event of Default.

              (b) Each right, remedy, power or privilege of the Lender provided for in the Documents or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, remedy, power or privilege by statute or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, remedies, powers or privileges shall not preclude the simultaneous or later exercise of any or all other rights, remedies, powers or privileges.

          8.7 The Borrower, for itself and for all who may claim through or under it, hereby expressly waives and releases all right to have any Aircraft, any Engine or any part thereof or any other of its property marshaled on any foreclosure, sale or other enforcement hereof, and the Lender, or any court in which the foreclosure of the Security Interests in any Aircraft or Engine is sought, shall have the right to sell such Aircraft or such Engine, as an entirety in a single parcel or otherwise. The Borrower, if called upon to do so, shall provide the Lender with a specific written waiver to evidence the intent of this Paragraph 8.7.

          8.8 If any legal action or any other proceeding is brought for the enforcement of this Loan Agreement or of any of the Documents or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Loan Agreement or of any of the Documents, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in connection with such action or proceeding and any appeal thereof, in addition to any other remedies available.

     9.   CLOSING CONDITIONS.
          ------------------

          9.1 Notwithstanding anything contained in this Loan Agreement or the other Documents to the contrary, the obligation of the Lender to advance that portion of the Loan equal to the New Loan Amount or any part thereof is expressly contingent on the fulfillment and/or satisfaction in the sole discretion of the Lender of the following conditions precedent and the receipt by the Lender (in form and substance satisfactory to the Lender) of such documents and instruments, if any, therein required or deemed necessary by the Lender to evidence the fulfillment and/or satisfaction of said conditions precedent:

               (a) The Borrower and the Lender have executed and delivered this Loan Agreement or have caused the same to be done;

               (b)   The Borrower has executed and delivered to the Lender the
Note in the amount of the Loan and dated as of the Funding Date or has caused the same to be done;

               (c) The Borrower has executed and delivered the Mortgage or has caused the same to be done;

               (d) The Lender has received certificates of insurance or other written evidence that insurance required under this Loan Agreement and under the Mortgage in respect of each of the Aircraft has been obtained;

               (e) The Lender has received a Certificate of Resolutions, certified by the corporate secretary of the Borrower and setting forth a true, complete and accurate copy of the resolutions approved by the Board of Directors, of the Borrower authorizing the entering into, execution and delivery of the Documents and performance by the

Borrower thereunder and the incurring of the Obligations by the Borrower;

               (f) The Lender has received an Opinion of Counsel from the Borrower's counsel to the effect that the representations and warranties of the Borrower set forth in Paragraphs 7.1, 7.2, 7.3, 7.4, 7.5, 7.7, 7.8(i), 7.9,
7.11, 7.12 and 7.14, hereof are true and correct as of the Funding Date;

               (g) The Lender has received evidence that the Borrower has good and marketable title to Aircraft [N619FF] and Aircraft [N620FF] free and clear of all liens, security interests, claims, charges and other encumbrances of whatsoever kind, except the Mortgage, in favor of and for the benefit of the Lender;

               (h) The Lender has acquired or maintained a perfected first and senior Security Interest and mortgage in and to the Aircraft and the Engines;

               (i) The Lender has received an Officer's Certificate setting forth the following: (i) the name of each of the duly elected and acting officers of the Borrower together with the title of each office each holds; (ii) the name and title of each officer of the Borrower who is authorized by the Board of Directors of the Borrower to enter into, execute and deliver the Documents on behalf of the Borrower and a specimen signature of each of said officers and (iii) a certified copy of a current Certificate of Good Standing of the Borrower certified by the Secretary of State of the State of Delaware;

               (j) The Lender has received a copy of the Borrower's articles of incorporation;

               (k) The Lender has received a copy of the by-laws, as amended, of the Borrower;

               (l) The Borrower has executed and delivered to the Lender such Uniform Commercial Code financing statements as the Lender shall require;

               (m) The Lender has completed a satisfactory inspection of Aircraft [N619FF] (including the Aircraft Engines related thereto) and Aircraft [N620FF] (including the Aircraft Engines related thereto) together with books and records relating to both such Aircraft and Lender shall have received an appraisal, in form and substance reasonably satisfactory to it, of both such Aircraft;

               (n) The Lender has received an Opinion of Counsel from Daugherty, Fowler and Peregrin, special FAA counsel;

               (o) The Lender has received copies of all other licenses, consents and approvals, if any, necessary to the operation of the Borrower's business; and

               (p) Such other agreements, certificates instruments or legal opinions in writing as shall be deemed by the Lender or its counsel necessary or desirable in order to more fully and completely service, protect, perfect or preserve the Lender's Security Interests and other interests in and to the, the Aircraft, and otherwise under the Documents and the Mortgage.

     10.  MISCELLANEOUS.
          -------------

          10.1 The Documents and the documents, instruments and agreements herein referred to constitute the entire agreement between the parties hereto with respect to the transaction embodied herein and shall supersede all other prior agreements, written or oral, with respect thereto.

          10.2 This Loan Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that the Borrower shall not have the right to assign or transfer its rights or obligations under the Documents except with the prior written consent thereto of the Lender. The Lender, at any time, may sell, assign, grant or otherwise transfer its rights, interest and obligations under the Documents or part thereof.

          10.3 This Loan Agreement may be amended, modified, renewed or extended but only by a written instrument, executed by both of the parties hereto, in the manner of the execution of this Loan Agreement.

          10.4 The validity, construction and interpretation of this Loan Agreement and the other Documents, and all rights, obligations and liabilities arising hereunder or thereunder, shall be governed by the laws of the State of Arizona, United States of America, and for the purpose of legal proceedings this Loan Agreement and the other Documents shall be deemed to have been made and to be wholly performed in such jurisdiction.

          10.5 Each of the parties hereto shall, from time to time, perform such other and further acts and execute and deliver any and all such other and further instruments as may be required or reasonably requested by the other party to establish, maintain and protect the respective rights and remedies of such other party and to carry out and effect the intents and purposes of this Loan Agreement.

          10.6 All documents, agreements, certificates and instruments herein required shall be in form and substance satisfactory in all respects to the Lender in its sole discretion and shall be provided at the sole cost and expense of the Borrower.

          10.7 The representations and warranties hereunder shall survive the Funding Date and the Lender may enforce such representations and warranties at any time. The Borrower's covenants shall survive the Funding Date and shall be performed fully and faithfully by the Borrower at all times. The indemnities of the Borrower in each case shall survive repayment of the Loan.

          10.8 Any provision hereof prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting the remaining provisions of this Loan Agreement which shall remain in full force and effect. Where, however, the provisions of any such applicable law may be waived they are hereby waived to the fullest extent permitted by law so that this Loan Agreement shall be a valid and binding agreement enforceable in accordance with its terms. In the event that any provision of this Loan Agreement or the documents, instruments and agreements pertaining hereto shall be deemed to be invalid or become invalid, the Borrower agrees to substitute for such invalid provision a new provision which serves the purpose of the invalid provision to the furthest possible extent permitted by law.

          10.9 The Borrower shall pay, on the Funding Date and thereafter, to the extent required, on demand, all expenses incident to this transaction, including, but not limited to, appraisal fees, the costs payable upon the filing and recording of any of the Documents, recordation taxes, travel expenses, transfer taxes and reasonable fees and disbursements of outside counsel.

          10.10 This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          10.11 The headings of the Sections and Paragraphs of this Loan Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

          10.12 The Documents have been reviewed and negotiated by counsel for each party and no ambiguity in this Loan Agreement or the other Documents shall be construed against either party based upon its having prepared any of the Documents or part thereof.

          10.13 It is the intention of the parties hereto to comply with applicable state usury laws. Accordingly, it is agreed that notwithstanding any provisions to the contrary in the Documents, the Documents shall not require the payment or permit the collection of interest in excess of the maximum legal amount permitted by law. If any such excess of interest otherwise is contracted for, charged or received pursuant to the Documents or if the Obligations are accelerated in whole or in part, so that under any of such circumstances the amount contracted for, charged or received pursuant to the Documents would exceed the maximum legal amount of interest permitted by law, then, upon such happenstance, (i) the provisions of this Paragraph 10.13 shall govern and control, (ii) neither the Borrower nor any other person or entity now or hereafter liable for payments under the Documents would be obligated to pay the same to the extent that it is in excess of the maximum legal amount of interest permitted by law, (iii) any such excess which may have been collected shall, at the Lender's option, be either applied as a credit against the Unpaid Amount(s) or refunded to the Borrower or the person or entity thereunto entitled and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under law as now or hereafter construed by any court having jurisdiction hereof.

          10.14 (a)   The Borrower (i) hereby irrevocably submits to the
jurisdiction of the Superior Court of Maricopa County, State of Arizona, or any successor to said court, and to the jurisdiction of the United States District Court for the District of Arizona, or any successor to said court (hereinafter referred to collectively as the "Arizona Courts"), for purposes of any suit, action or other proceeding which relates to the transactions contemplated in this Loan Agreement, (ii) to the extent permitted by applicable law, hereby irrevocably waives and agrees not to assert by way of motion as a defense or otherwise in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the Arizona Courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Loan Agreement or any transaction provided for or contemplated herein may not be enforced in or by the Arizona Courts, (iii) hereby agrees not to seek, and hereby waives, any collateral review by any other court, which may be called upon to enforce the judgment of any of the Arizona Courts, of the merits of any such suit, action or proceeding or the jurisdiction of said Arizona Courts, and (iv) hereby irrevocably waives, to the fullest extent permitted under applicable law, the right to trial by jury in any action, suit or proceeding brought to enforce the provisions of this Loan Agreement or any of the Documents. Nothing herein shall limit the Lender's right to bring any suit, action or other proceeding against the Borrower or any of the Borrower's assets or to serve process on the Borrower by any means authorized by law.

                (b)   The Borrower hereby irrevocably designates and appoints
C T Corporation System, with offices on the date hereof at 3225 N. Central Avenue, Phoenix, Arizona 85012, United States of America, as its agent for service of process in the State of Arizona, United States of America. The foregoing, however, shall not limit the right of the Lender to serve legal proceedings in any other manner permitted by law or to bring any legal action or proceedings or to obtain execution or judgment in any courts of competent jurisdiction.

          10.15 Interest calculations under the Documents shall be made on a 360 day year based on the actual number of days elapsed.

          10.16 All demands, declaration, notices, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given five (5) days subsequent to its being deposited in the mail, registered or certified, postage prepaid, addressed as follows to the party to be given notice:

               (i)  To the Lender:

               FINOVA Capital Corporation
               1850 North Central Avenue
               Phoenix, Arizona  85002
               Attention:  Vice President Operations Management -
                           Transportation Department

              (ii)  To the Borrower:

              Tower Air, Inc.
              Hangar No. 17
              John F. Kennedy International Airport
              Jamaica, New York  11430
              Attention:   Morris Nachtomi
                           Chairman-President & CEO

          10.17 The Borrower hereby represents and warrants to the Lender that no broker brought about the transaction contemplated hereby and the Borrower hereby agrees to indemnify and hold the Lender harmless from any and all liabilities and costs (including, without limitation, costs of counsel) to any person or entity claiming brokerage commissions or finder's fees on account of this Loan Agreement or the other Documents.

          10.18 The Borrower has paid to the Lender the amount of USD 170,000.00 as a non-interest bearing deposit (the "Deposit"). On the Funding Date, the Borrower shall pay to the Lender a loan fee in the amount of USD170,000.00 and Lender shall apply the Deposit to the payment of such fee.

          10.19 Both parties agree that they shall keep all proprietary information and data provided with respect to the transaction embodied herein confidential except as required by law.

          10.20 Time is of the essence with respect to the terms and conditions of this Loan Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Consolidated, Amended and Restated Aircraft and Engine Loan and Security Agreement as of the day and year first above written.



                                 TOWER AIR, INC.



                                 By: /s/ Josephina M. Essex
                                    -----------------------------------
                                 Title: Chief Financial Officer
                                 Tax ID No.: 11-262-1046



                                 FINOVA CAPITAL CORPORATION



                                 By: /s/ Sandra K. McDonough
                                    -----------------------------------
                                 Title: Vice President